CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated June 6, 2003 with respect to CitizensSelect Prime Money Market Fund and CitizensSelect Treasury Money Market Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-82876 and 811-21035) of CitizensSelect Funds.







                                         ERNST & YOUNG LLP


 New York, New York
 August 15, 2003